Exhibit 5.2

December 16, 2014	Kevin E. Hisko Direct Line: 604-646-3322 E-mail: khisko@moisolicitors.com

CohBar, Inc.

2265 East Foothills Blvd.

Pasadena, CA

USA 11107

Attention:     Jon Stern

Dear Sirs/Mesdames:

Re:    CohBar, Inc.

We have acted as British Columbia counsel to CohBar, Inc. (the “Corporation”) in connection with the proposed issue and sale by the Corporation (the “Offering”) of up to 11,250,000 units (“Units”) of the Corporation pursuant to an agency agreement substantially in the form presented to us on the date hereof to be entered into between the Corporation and Haywood Securities Inc. (the “Agent”). Each Unit is comprised of one share of common stock of the Corporation, with a par value of US$0.001 per share (a “Share”) and one-half of one share purchase warrant of the Corporation (each whole share purchase warrant, a “Warrant”). Each Warrant will entitle the holder thereof to purchase one additional share of common stock of the Corporation (a “Warrant Share”) at a price per share equal to US$2.00 at any time for up to 24 months after the closing of the Offering.

The Units have been offered pursuant to the Corporation’s Registration Statement on Form S-1, Registration No. 333-200033, filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 7, 2014 (as amended to date, the “Registration Statement”).

The Registration Statement also covers Units issuable upon exercise of options (the “Compensation Options”) granted to the Agent entitling the Agent to purchase a number of Units equal to 4% of the number of Units sold under the Offering to certain specified purchasers and 7% of the number of Units sold under the Offering to all other purchasers, for a period of 18 months from the date (the “Closing Date”) the Offering completes, at a price of US$1.00 per Unit.

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”), in connection with the Registration Statement and for no other purpose.

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As British Columbia counsel to the Corporation, we have participated, together with: (i) Garvey Schubert Barer, United States counsel to the Corporation; (ii) Wildeboer Dellelce LLP, Canadian counsel to the Agent; and (iii) Dorsey & Whitney LLP, United States counsel to the Agent, in:

(a)	the preparation of the warrant indenture (the “Warrant Indenture”) between the Corporation and CST Trust Company, as warrant agent thereunder;

(b)	the preparation of the form of certificate evidencing the Warrants (the “Warrant Certificate”);

(c)	the preparation of the form of certificate evidencing the Compensation Options (the “Compensation Option Certificate”).

The Warrant Indenture, the Warrant Certificate and the Compensation Option Certificate are referred to herein collectively as the “Agreements”.

In rendering the opinions below, we have assumed that (i) the definitive Agreements will be in substantially the forms provided to us; (ii) the Corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation; (iii) the Corporation has the corporate power and capacity to execute, deliver and perform its obligations under the Agreements; (iv) the Corporation has taken, or prior to the time of execution and delivery of the Agreements will take, all necessary corporate action to authorize the execution and delivery of the Agreements and the performance of its obligations thereunder; and (v) the execution, delivery and performance of the Agreements does not constitute or result in a violation or breach of, or a default under (A) the Corporation’s constating, charter or organizational documents (as applicable), or (B) any law, rule, or regulation of the Corporation’s jurisdiction of incorporation.

We have also assumed that the Agreements have been duly authorized by all parties thereto other than the Corporation, will be executed and delivered by all such parties, that all such parties have the necessary legal capacity to enter into such Agreements, and that the Agreements will be valid and legally binding and enforceable against all such parties.

We have not undertaken any independent investigations to verify the accuracy or completeness of these assumptions.

The opinion expressed below with respect to the enforceability of the terms of the Agreements is subject to the qualifications that:

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(a)	such enforcement may be limited by:

(i)	laws relating to bankruptcy, insolvency, reorganization, winding up, fraudulent preference and conveyance, moratorium or creditors’ rights generally;

(ii)	general principles of equity and no opinion is given as to whether a court will order injunctive relief, specific performance, or other equitable remedies with respect to any particular provision of such agreements or documents in any particular instance;

(iii)	the statutory and inherent powers of a court to grant relief from forfeiture, to stay execution of proceedings before it and to stay executions on judgments; and

(iv)	the applicable laws regarding limitations of actions;

(b)	courts in British Columbia have discretionary powers with respect to the awarding of costs notwithstanding provisions regarding the recovery of costs in such Agreements;

(c)	no opinion is given in connection with any provisions in the Agreements which suggest that modifications, amendment or waivers of or with respect to those documents that are not in writing will not be effective;

(d)	no opinion is given regarding any provisions in the Agreements which purports to relieve a person from liability or duty otherwise owed by law or to require compliance regardless of law;

(e)	the right to exercise any unilateral or unfettered discretion in such agreements or documents will not prevent a British Columbia court from requiring such discretion to be exercised fairly and reasonably;

(f)	rights as to indemnity and contribution may be limited by applicable law;

(g)	claims may become barred under the Limitation Act (British Columbia) or may become subject to defences of set off and counterclaim;

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(h)	where obligations are to be performed in a jurisdiction outside British Columbia, they may not be enforceable in British Columbia to the extent that performance would be illegal under the laws of that jurisdiction; and

(i)	the breach of any particular obligation to a party may not give rise to a remedy in damages if no damages result to that party by reason of the breach of the obligation.

We are solicitors qualified to carry on the practice of law in the Province of British Columbia only and we express no opinion as to any laws or matters governed by any laws other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Further, our opinions are based upon legislation in effect as of the date hereof and we do not assume any responsibility for updating our opinions if affected by any changes in legislation after the date hereof.

We have considered such questions of law and examined such statutes, regulations, public and corporate records and certificates of officers of the Corporation and other documents as we have considered appropriate and necessary for the purpose of our opinion.

Opinion

Based and relying upon and subject to the foregoing and the qualifications hereinafter expressed, we are of the opinion that at the date hereof, each of the Agreements will constitute a legal, valid and binding obligation of the Corporation, enforceable against the Corporation by the other parties thereto in accordance with the terms thereof when the Agreements have been duly executed and delivered by the Corporation.

Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph or with our prior written consent. This opinion is

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given as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.

Yours truly,

McCULLOUGH O’CONNOR IRWIN LLP

(signed) “McCullough O’Connor Irwin LLP”